AMENDED CONFIRMATION
                              --------------------

Date:             January 16, 1998

To:               Fairchild Holding Corporation ("Fairchild")

Attention:        Colin Cohen

From:             Citibank, N.A. New York ("Citibank")
                  399 Park Avenue
                  New York, NY  10043

Fax Number:       (416) 941-7432

Deal No: 98L006

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into on the Trade Date specified below between you and us and amended (the "Amendment") as of the Amendment Date specified below. This letter constitutes a "Confirmation" as refereed to in the Master Agreement specified below. This Confirmation amends, restates and supersedes any prior Confirmation for Transaction Reference Number 50970148.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute and deliver a Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association, Inc. ("ISDA"), with such modifications as you and we shall in good faith agree. Upon the execution by you and us of such Master Agreement (the "Agreement"), this Confirmation will supplement, form a part of, and be subject to the Agreement. A copy of the Agreement has been, or promptly after the date hereof will be, delivered to you.

If Fairchild Holding Corporation fails to execute and deliver or to negotiate in good faith the Agreement within 180 days of the Trade Date, Citibank may give Fairchild Holding Corporation notice that an Additional Termination Event has occurred and is continuing with respect to Fairchild Holding Corporation, in which event Fairchild Holding Corporation will be the only Affected Party.

Prior to execution of the Agreement the provisions of the Master Agreement (Multicurrency-Cross Border), in the form published by ISDA, are incorporated by reference herein and form a part of this Confirmation and, further, this Confirmation (together with all other Confirmations of Transactions previously entered into between us, notwithstanding anything to the contrary therein) shall be deemed to be subject to the terms of the Agreement, as if, on the Trade Date of the first such Transaction between us, you and we had executed the Agreement (without any Schedule thereto).

The definitions and provisions contained in the 1991 ISDA Definitions (as published by ISDA) are incorporated by reference into this Confirmation.

This Confirmation and ISDA Agreement will be governed by the laws of the State of New York.

1. In the event of any inconsistency between this Confirmation and the 1991 ISDA Definitions or the ISDA Agreement, this Confirmation will control for the purpose of the Transaction to which this Confirmation relates.

2. Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:
---------------
USD 100,000,000.00

Trade Date:
----------
August 6, 1997

Amendment Date:
--------------
January 16, 1998

Effective Date:
--------------
February 17, 1998

Termination Date:
----------------
February 19, 2008; provided, however, Citibank may designate February 17, 2003 as the Termination Date of this Transaction by notice to Fairchild on the day that is two Business Days prior to such date.

Fixed Amounts:
-------------

Fixed Rate Payer:
----------------
Fairchild

Fixed Rate Payer Payment Dates:
------------------------------
The 17th of February, May, August and November, in each year, commencing May 18, 1998, and to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate for all Calculation Periods from and including February 17, 1998 to
------------------------------------------------------------------------------
but excluding February 17, 2003:
-------------------------------
6.2400 % per annum

Fixed Rate for all Calculation Periods from and including February 17, 2003 to
------------------------------------------------------------------------------
and including February 17, 2008:
-------------------------------
6.715000 % per annum

Fixed Rate Day Count Fraction:
-----------------------------
Actual/360

Floating Amounts:
----------------

Floating Rate Payer:       Citibank

Floating Rate Payer Payment Dates:
---------------------------------
The 17th day of February, May, August and November, in each year commencing on May 18, 1998 and to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option for all Calculation Periods from and including February 17, 1998 to but excluding February 17, 2003: The lower of either (1) the rate determined pursuant to the USD-LIBOR-BBA with the Reset Date corresponding to the first day of the subject Calculation Period or (2) the rate determined pursuant to the USD-LIBOR-BBA with the reset Date corresponding to the last day of the subject Calculation Period.

Floating Rate Option for all Calculation Periods from and including February 17, 2003 to and including February 19, 2008:
USD-LIBOR-BBA

Designated Maturity:
-------------------
3 months

Floating Rate Day Count Fraction:
--------------------------------
Actual/360

Compounding:
-----------
Inapplicable

Business Days:
-------------
New York and London

Calculation Agent:
-----------------
Citibank, N.A. New York

5.       Account Details:

Payments to Fixed Rate Payer Fairchild Holding Corporation:
----------------------------------------------------------
As directed in writing by Fixed Rate Payer

Payments to Floating Rate Payer Citibank, N.A. New York:
-------------------------------------------------------
Citibank, N.A. New York


Fairchild Holding Corporation hereby agrees (a) to check this Confirmation (Reference No: 98L006) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Citibank, N.A. New York and Fairchild Holding Corporation with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to facsimile No (416) 941-7432. Please contact us immediately should the particulars of this Confirmation not be in accordance with your understanding (416) 947-4105/5665.



                                             Citibank, N.A. New York

                                             By:      Susan Kellner

                                             Name:    Susan Kellner

                                             Title:   Manager, Global Markets


Accepted and confirmed as of the date first written:

Fairchild Holding Corporation

By:      Karen A. Schneckenburger

Name:    Karen A. Schneckenburger

Title:   Vice President and Treasurer